EXHIBIT 5.1

February 10, 2006

Sky Petroleum, Inc.
Suite 200-625 4th Avenue S.W.
Calgary, Alberta, Canada T2P OK2

Re:	Registration Statement On Form S-1 for Sky Petroleum, Inc., a Nevada corporation

Ladies and Gentlemen:

        You have requested our opinion as special Nevada counsel for Sky Petroleum, Inc., a Nevada corporation (the “Company”) in connection with that certain Registration Statement on Form S-1 (the “Registration Statement”) of the Company to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the sale of 16,013,620 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) owned by certain stockholders listed in the Registration Statement (the “Selling Shareholders”).

        In connection with the opinions rendered in this letter, we have examined the following documents:

        a.     Copies of the following Articles of Incorporation and Amendments thereto of the Company filed in the office of the Nevada Secretary of State as follows:

(i)	Articles of Incorporation of The Flower Valet filed August 22, 2002;

(ii)	Certificate of Amendment to the Articles of Incorporation of the Company changing the name of the corporation from The Flower Valet to Seaside Exploration, Inc., filed December 22, 2004;

(iii)	Certificate of Amendment changing the name of the Company from Seaside Exploration, Inc. to Sky Petroleum, Inc. filed March 28, 2005; and

(iv)	Certificate of Designation filed September 16, 2005.

        b.     Certificate of Existence for the Company issued by the Nevada Secretary of State on February 9, 2006;

        c.     Copy of the Registration Statement;

        d.     Copy of the Bylaws of The Flower Valet, certified as being a true and correct copy thereof by Christine L. Szymarek on August 21, 2002;

        e.     Unanimous Written Consent of a Special Meeting of the Board of Directors of the Company approving the offer, sale and issuance to qualified accredited investors in the U.S. and qualified non-U.S. persons investors in “offshore” transactions of up to 25,000,000 shares of common stock and matters related thereto, signed by Daniel F. Meyer, the sole director of the Company on September 6, 2005;

Sky Petroleum, Inc.
February 10, 2006

        f.     Unanimous Written Consent In Lieu of a Special Meeting of the Board of Directors of the Company approving the 4 to 1 stock split by way of share dividend to each stockholder of record on March 28, 2005, signed by Daniel F. Meyer, the sole director of the Company on August 29, 2005;

        g.     Certificate of Daniel Meyer, the President, Secretary and Treasurer of the Company, certifying copies of certain documents and resolutions, certifying as to the issuance of stock certificates to the Selling Stockholders and as to certain other matters and dated February 10, 2006.

        In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed a legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to instruments relative hereto other than the Company, that such parties have the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such instruments or agreements have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon the Certificate of Daniel Meyer, item (g) above, and the facts stated in the documents listed above. We have assumed that the Shares will be sold in accordance with the terms and conditions described in the Registration Statement and that stock certificates will be issued by the Company upon tender to the Company of the Selling Shareholders’ Shares described in the Registration Statement in accordance with the Bylaws and the Registration Statement itself.

        This firm practices law in Nevada. We express no opinion as to the laws of any jurisdiction other than the State of Nevada except that we express no opinion as to compliance with state securities or “Blue Sky” laws (including Nevada’s) and as to the compliance with federal securities laws.

        Based on the foregoing, we are of the opinion that, under Nevada law, the Shares have been validly issued and are outstanding, are fully paid and are non-assessable.

        The opinion is of the date hereof and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this letter occurring after the date hereof. Without our prior written consent, this opinion may not be relied upon anyone other than you and your legal counsel or quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity. However, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, WOODBURN AND WEDGE By: /s/ John P. Fowler John P. Fowler

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